UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2008

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-800-288-3099

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 -  Matters Related to Accountants and Financial Statements

Item 4.01    Changes in Registrant’s Certifying Accountants

Effective June 16, 2008, the Registrant was advised that it’s certifying auditors, Williams & Webster, P.S., have resigned. The Registrant was notified of such resignation on June 18, 2008.

The auditor’s reports issued by Williams & Webster, P.S. for the past two fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to audit scope, accounting principles or uncertainty other than the ability to continue as a going concern. During period covered by the past two fiscal years and the subsequent interim periods preceding the resignation, there were no disagreements between the Registrant and Williams & Webster, P.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Williams & Webster would have caused them to make reference to the matter in its reports on the Registrant's financial statements, other than the report on Form 8K dated February 27, 2008 wherein Williams & Webster, P.S. withdrew the previously issued audit report for the year ended December 31, 2006.  During the period of engagement, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K, other than what was reported on the report on Form 8K dated February 27, 2008.

The Registrant has provided to a copy of the disclosures in this report to Williams & Webster, P.S. and the Registrant has requested a letter from the auditors addressed to the Commission confirming the statements made by the Registrant in this report.

A copy of that letter is attached as an exhibit to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

Exhibits

16.1    Letter from Williams & Webster, P.S.

  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

RHINO OUTDOOR INTERNATIONAL. INC.

Dated: June 23, 2008	By:	/s/ Howard Pearl
Chief Executive Officer